UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2016

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16666 Northchase Drive

Houston, Texas 77060

(Address of Principal Executive Offices) (Zip Code)

(281) 836-8000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

First Amendment to Fourth Amended and Restated Omnibus Agreement

In connection with the completion of the transactions contemplated by the Contribution, Conveyance and Assumption Agreement dated October 31, 2016 (the “Contribution Agreement”), as described in a Current Report on Form 8-K filed on November 3, 2016 by Archrock, Inc. (“AROC” or “we”), on November 19, 2016, we entered into a First Amendment to Fourth Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with Archrock Services, L.P., Archrock GP LLC (“GP LLC”), Archrock General Partner, L.P. (“GP”), Archrock Partners Operating LLC and Archrock Partners, L.P. (the “Partnership”).  The omnibus agreement governs several relationships between us and the Partnership, including:

1.              Certain agreements not to compete between us and our affiliates, on the one hand, and the Partnership and its affiliates, on the other hand;

2.              Our obligation to provide all operational staff, corporate staff and support services reasonably necessary to run the Partnership’s business and the Partnership’s obligation to reimburse us for the provision of such services;

3.              The terms under which we, the Partnership and our respective affiliates may transfer compression equipment;

4.              Our licensing of certain intellectual property to the Partnership, including our and the Partnership’s logos; and

5.              The Partnership’s obligation to indemnify us for certain liabilities, and our obligation to indemnify the Partnership for certain liabilities.

The omnibus agreement is hereby incorporated by reference to Exhibit 10.16 to our Annual Report on Form 10-K filed on February 29, 2016.

The Omnibus Amendment amends the omnibus agreement to:

1.              Extend the terms of certain non-competition and equipment transfer provisions for an additional year such that they will now terminate on December 31, 2018; and

2.              Restate the schedules that identify the customers of AROC and its subsidiaries (other than the Partnership and its subsidiaries), on the one hand, and the Partnership and its subsidiaries, on the other hand.

Each of the parties to the omnibus agreement, other than us, is our direct or indirect subsidiary. As a result, certain individuals, including our officers and officers and directors of GP LLC, serve as officers and/or directors of more than one of such entities. Also, we hold (as of the date of this Form 8-K, after giving effect to the Partnership common units issued to our affiliate in connection with the completion of the transactions contemplated by the Contribution Agreement) an approximate 43% limited partner interest in the Partnership through our subsidiaries and an approximate 2% general partner interest and incentive distribution rights in the Partnership through our indirect ownership of GP, the general partner of the Partnership.

Item 7.01              Regulation FD Disclosure

On November 21, 2016, we announced the completion of the transactions contemplated by the Contribution Agreement and described in Item 1.01 above.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release of Archrock, Inc. and Archrock Partners, L.P., dated November 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

November 23, 2016	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Archrock, Inc. and Archrock Partners, L.P., dated November 21, 2016